SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT, dated December 31, 2003 (this "Second Amendment") by and between Tri-Coastal Energy, L.P., a Delaware limited partnership ("Borrower"), by its general partner, Tri-Coastal Energy, Inc., a Delaware corporation, whose address is 120 North Church Street, West Chester, Pennsylvania 19380 and Sonata Investment Company, Ltd., an Ohio limited liability company ("Sonata or "Lender"), whose address is 1105 Schrock Road, Suite 602, Columbus, Ohio 43229.

BACKGROUND

WHEREAS, Borrower and Heller Financial, Inc. ("Heller") entered into the Loan Agreement on August 22, 1997 providing for an initial loan of $15,000,000 ("Original Loan Amount") ("Heller Loan Agreement") and the First Amended Loan Agreement" on March 27, 1998 ("First Amended Heller Loan Agreement") increasing the loan amount to $19,000,000 ("First Amended Heller Loan Amount"); and

WHEREAS, on December 31, 2003, Lender acquired all of Heller's right, title and interest in and to the Heller Loan Agreement and the First Amended Heller Loan Agreement; and

WHEREAS, on December 31, 2003, the amount due and owing to Heller on the First Amended Heller Loan Amount was not less than $5,154,783 ("Outstanding Heller Balance"); and

WHEREAS, on December 31, 2003, Lender: (i) acquired all of Heller's rights, titles and interests in, to and under the Heller Loan Documents for $605,000; (ii) agreed to advance to Tri-Coastal and/or its Affiliates by the Closing Date the amount of $50,000; and (iii) reduced the Outstanding Heller Balance to $655,000 (the "Sonata Loan Amount"); and

WHEREAS, Borrower and Lender have agreed by this document to amend the Heller Loan Agreement and the First Amended Heller Loan Agreement; and

WHEREAS, in consideration for Lender's advancing the Sonata Loan, entering into the Sonata Loan Agreement, and reducing the Outstanding Heller Balance to the Sonata Loan Amount, Deleco Resources Corporation ("DRC"), the parent of Borrower, has agreed to: (A) issue to Lender: (x) unregistered common stock ("Stock") of DRC and (y) warrants for DRC Stock; (B) extend the expiration date on warrants for DRC Stock currently held by Sonata, its Affiliates and nominees until December 31, 2007; and (C) guarantee the Sonata Loan

NOW, THEREFORE, in consideration of the promises, covenants and obligations herein contained and each intending to be legally bound hereby, the parties hereto agree that the Heller Loan Agreement as amended by the First Amended Heller Loan Agreement is hereby further amended by this Second Amendment (as so further amended, the "Sonata Loan Agreement") as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION.

1.1. Defined Terms. For the purposes of the Sonata Loan Agreement, the following terms shall have the respective meanings set forth below:

1.1.1. "Additional Interest" shall mean the Profits Participation as set forth in Section 3 below.

1.1.2. "Affiliate" means, as to any person, each other person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person in question.

1.1.3. "After Payout" shall mean that period of time after Payout has occurred.

1.1.4. "Before Payout" shall mean that period of time commencing with the execution of the Sonata Loan Agreement up to the time Payout has occurred.

1.1.5. "Borrower's Amended Loan Documents" means the Sonata Loan Agreement, the Sonata Note, the Mortgages and Financing Statements granted by Borrower under the Heller Loan Documents, and each other document required to be delivered by Borrower pursuant to this Amendment.

1.1.6. "Closing Date" shall mean on or before February 11, 2004.

1.1.7. "Closing" shall mean the time at which all of the following have occurred: the Borrower's Amended Loan Documents are delivered, the Heller Loan Documents are acquired and the Sonata Loan is advanced in its entirety.

1.1.8. "Collateral" shall mean all of Borrower's assets, all as more fully defined in the Security Documents.

1.1.9. "Default Rate" means 15% per annum, compounded annually.

1.1.10. "Event of Default" means an event specified as such in Paragraph 8.1.

1.1.11. "Financing Statements" means those UCC-1 Financing Statements and all amendments thereto and renewals thereof executed by Borrower in favor of Heller and identified on Schedule 1.1.11 hereto.

1.1.12. "Heller Loan Documents" means the Heller Loan Agreement, the Amended Heller Loan Agreement and each other document required to be delivered by Borrower pursuant to either of the foregoing documents.

1.1.13. "Lease Operating Expenses" shall mean all those costs incurred and payable by or allocable to the owner of a working interest in an oil and gas lease all as more fully described in the Joint Operating Agreement governing the operator of Borrower's oil and gas properties and the COPAS Accounting Procedure attached thereto as Exhibit "C", to include, by way of example and not limitation, royalty payments, taxes, ad valorem taxes, operator's fees, and third party costs as set forth in Section II of the COPAS; provided, however, in no event shall such costs include any amounts due to Borrower, DRC or any Affiliate of either Borrower or DRC without the express written consent by Lender to such expense, and in all events shall such expenses be consistent with the historical practices applied under the Heller Agreement prior to December 31, 2003.

1.1.14. "Mortgages" means those mortgages, deeds of trust and assignments of interest executed by Borrower as mortgagor in favor of Heller as Mortgagee and identified on Schedule 1.1.13 hereto.

1.1.15. "Net Operating Cash Flow" means the aggregate amount of revenues paid to and actually received by Borrower in cash during any period, and from time to time, from all sources, including, without limitation, revenues derived or received from (i) the sale or other disposition of hydrocarbons produced from Borrower's assets, (ii) the sale or disposition of any of Borrower's assets; and (iii) Insurance (as that term is defined in Section 6.4 of the Heller Loan Agreement) and proceeds from the condemnation of any of Borrower's assets; minus the aggregate amount of all Lease Operating Expenses incurred during any period and from time to time.

1.1.16. "Note" means a promissory note substantially in the form of Exhibit B attached hereto and made a part hereof as amended, modified or superseded from time to time.

1.1.17. "Obligations" means the following obligations of Borrower:

1.1.17.1. To pay the principal of and interest on the Sonata Loan in accordance with the terms hereof and to satisfy all of its other liabilities to Lender, including, without limitation, the obligations under the Sonata Loan Agreement and under the Profit Participation Agreement as set forth in Section 3 below, whether such liabilities arise hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor; and

1.1.17.2. To repay to Lender on demand all amounts advanced by Lender hereunder or otherwise on behalf of Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any collateral for the Sonata Loan and the amounts due under the Profits Participation Agreement, if any.

1.1.18. "Payout" shall mean the first day of the month following the month in which the Note is paid in full, but in no event later than January 1, 2007.

1.1.19. "Prime Rate" means the rate of interest as published form time to time by National City Bank, Columbus, Ohio as its "prime rate" for its creditworthy customers.

1.1.20. "Profits Participation" means the interest as defined in Section 3 hereof.

1.1.21. "Profits Participation Agreement" shall mean that agreement referenced in Section 3 hereof, a copy of which is attached hereto as Exhibit "C".

1.1.22. "Security Documents" means all instruments, documents and agreements executed by Borrower to guaranty or provide security with respect to the transactions contemplated by the Sonata Loan Agreement, to include, by way of example and not limitation, the Security Documents executed by Borrower and Affiliates of Borrower under the Heller Loan Documents including the Mortgages and Financial Statements, all of which shall continue in

full force and effect to secure all of the Obligations of Borrower under the Sonata Loan Agreement.

1.1.23. "Sonata Loan" means the loan to be disbursed pursuant to Paragraph 2.1 in the aggregate amount of $655,000.

1.1.24. "Termination Date" shall mean the earlier of (a) Payout or (b) December 30, 2006.

1.2. Certain Other Terms. When used herein, defined terms and other words of any gender shall include any other gender, and singular words shall include the plural and vice versa, whenever the same shall be necessary to produce a fair and meaningful construction. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Heller Loan Agreement as amended by the Amended Heller Loan Agreement.

1.3. Headings. All section and paragraph headings in this Amendment are included herein solely for convenience of reference and shall not constitute a part of this Amendment for the purpose of the construction or interpretation hereof.

1.4. Governing Law. This Amendment shall be construed, and the rights and remedies of the parties hereto shall be governed, in accordance with the substantive laws of the State of Ohio.

1.5. Severability. The provisions of this Amendment are severable, and if any provision hereof shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall effect only such provision or part thereof in such jurisdiction and shall not in any manner affect

such provision in any other jurisdiction or any other provision of this Amendment in any jurisdiction.

SECTION 2. THE LOAN.

2.1. The Sonata Loan. Subject to the terms hereof, Lender at or prior to Closing Date, will extend a total of $655,000 to:

2.1.1. Acquire all of Heller's right, title and interest in and to the Borrower's Loan Documents (as such term is defined in the Heller Loan Agreement) for $605,000; and

2.1.2. Lend Borrower or Borrower's Affiliates at Closing $50,000 in immediately available funds.

2.2. The Sonata Note. The Note shall be issued in the full amount of the Sonata Loan ($655,000), and the principal amount thereof, together with all accrued but unpaid interest shall be evidenced by Lender's records in respect thereof, kept in the ordinary course of its business.

2.3. Repayment of the Loan. On or before December 30, 2006 and Before Payout, Borrower shall repay to Lender the principal balance of the Sonata Loan then outstanding, together with all accrued and unpaid interest thereon. The principal amount of the Sonata Loan and interest shall be paid monthly by or on behalf of Borrower in an amount equal to 85% of the Net Operating Cash Flow but in no event shall the aggregate payments made by or on behalf of Borrower in any six month period during the term of the Sonata Loan be less than one-sixth (1/6th) the sum of the original face amount of the Note, less any prepayments, if

any, pursuant to Paragraph 2.5 below, plus all accrued and unpaid interest during that six (6) month period, with the outstanding balance, if any, plus all accrued and unpaid interest, paid to Lender on December 30, 2006.

2.4. Interest Rate and Payment of Interest. Borrower shall pay Lender interest on the principal balance of the Sonata Loan, from time to time outstanding, at a per annum rate of the Prime Rate plus three percent (3%), such interest to be due and payable monthly in accordance with Paragraph 2.3 above.

2.5. Prepayment. Borrower may prepay the Sonata Loan in whole at any time and in part from time to time, without the payment of penalty or premium.

SECTION 3. PROFITS PARTICIPATION.

3.1. Profits Participation Agreementt. At Closing, the parties agree to enter into a Profits Participation Agreement, a copy of which is attached hereto as Exhibit "C."

3.2. Payment of Profits Participation. The Profits Participation Agreement shall provide for Lender to receive each month, After Payout, within five days of actual receipt of available funds by Borrower, two-thirds (2/3rds) of the Net Operating Cash Flow attributable to the Collateral.

SECTION 4. CONDITIONS PRECEDENT.

The obligation of Lender to disburse and Borrower's acceptance the Sonata Loan is subject to the following conditions precedent:

4.1. Documents Required for the Closing. Borrower and/or Lender shall have duly executed and delivered the following documents to the other:

4.1.1. The Sonata Note;

4.1.2. The Assignment Agreement with Heller;

4.1.3. Loan Extension Letter between Heller and Borrower;

4.1.4. Second Amendment to the Sonata Warrant for 393,273 shares of DRC Stock providing for an expiration date of December 31, 2007;

4.1.5. Third Amendment to Warrant for 122,728 shares of DRC Stock providing for an expiration date of December 31, 2007;

4.1.6. Warrant in the name of Standard Energy Company ("Standard"), or its nominees, for 250,000 shares of DRC Stock with an expiration date of December 31, 2007;

4.1.7. Certificate for 250,000 shares of DRC Stock, with restrictive legend in the name of Standard or its nominee;

4.1.8. DRC Guaranty; and

4.1.9. Profits Participation Agreement

4.2. Certain Events. On the Closing Date:

4.2.1. On the Closing Date, the Heller Loan will not be in Default;

4.2.2. All of the Borrower's Amended Loan Documents shall be in full force and effect.

SECTION 5. SECURITY AND ADDITIONAL CONSIDERATION FOR THE SONATA LOAN.

5.1. Collateral. As security for the Sonata Loan and the Obligations, Borrower hereby recertifies the Security Documents and Borrower's continuing grant to Lender of a security interest in all of the Collateral. Borrower agrees to execute such additional documents as Lender reasonably requests from time to time so as to perfect Lender's security interest in Borrower's Collateral.

5.2. Additional Consideration. As additional consideration for the Sonata Loan, DRC hereby agrees to:

5.2.1. Extend Sonata's and its affiliates existing warrants for DRC Stock until December 31, 2007;

5.2.2. Issue to Gerald S. Jacobs, an affiliate of Sonata, 250,000 shares of Stock, with restrictive legend;

5.2.3. Issue to Standard, or its nominees, warrants for 250,000 shares of Stock, with an expiration date of December 31, 2007.

5.2.4. Issue to Standard, or its nominees, a Registration Rights Agreement providing for "Piggy Back" registration rights.

5.2.5. Guaranty the repayment of the Sonata Loan.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

6.1. Inducement to Lend. To induce Lender to enter into this Amendment and disburse the Sonata Loan, Borrower represents and warrants to Lender, as of the date hereof, as follows:

6.1.1. Good Standing and Qualification. Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and in good standing as a foreign limited partnership in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary.

6.1.2. Authority. Borrower has the lawful power to own its properties and to engage in the business it conducts.

6.1.3. Existing Defaults. The making and performance of the Borrower's Amended Loan Documents will not either immediately, with the passage of time, or with the giving of notice and passage of time:

6.1.3.1. Violate Borrower's Partnership Agreement, or, in any material respect, violate any laws or result in a default under any indenture, agreement or instrument to which Borrower is a party or by which Borrower is bound; or

6.1.3.2. Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the Collateral of Borrower, other than as provided in Paragraph 5.1 above.

6.1.4. Authorization. Borrower has the power and authority to enter into and perform the Borrower's Amended Loan Documents and to incur the obligations therein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of the Borrower's Amended Loan Documents.

6.1.5. Validity and Enforceability. The Borrower's Amended Loan Documents are the valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

6.1.6. Misrepresentations. No representation or warranty by Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

6.1.7. Consents. No consent, approval or authorization of, or filing, registration or qualification with, any person is required to be obtained or effected by Borrower in connection with the execution and delivery of the Borrower's Amended Loan Documents or the undertaking or performance of any obligation or thereunder.

6.1.8. The Outstanding Heller Balance was due and owing Heller on December 31, 2003.

6.1.9. First Lien. The Security Documents create a valid and perfected first-priority security interest in the Collateral, securing the payment of the Obligations, and all filings or other actions necessary or desirable to perfect and protect such security interest have been duly made or taken or shall be duly made or taken upon execution of this Amendment or at any later time and from time to time after the date of this Amendment as may be reasonably requested by Lender to do so.

6.2. Survival. All of the representations and warranties set forth in Paragraph 6.1 shall survive until all Obligations shall have been satisfied in full.

SECTION 7. BORROWER'S COVENANTS.

Borrower does hereby covenant and agree with Lender that, except to the extent Lender may otherwise have agreed in writing, so long as any of the Obligations remain unsatisfied, Borrower will comply with all of the following covenants:

7.1. Affirmative Covenants.

7.1.1. Taxes. Borrower will pay or cause to be paid when due, all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books, but Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent.

7.1.2. Existence. Borrower will take all necessary steps to preserve its existence, franchises, licenses, permits and privileges, and to comply with all present and future laws applicable to it in the operation of its business, as well as all material agreements to which it is a party.

7.1.3. Payment of Indebtedness. Borrower will pay when due (or within applicable grace periods) all indebtedness due other persons, except when the amount thereof is being contested in good faith, by appropriate proceedings

and with adequate reserves therefor having been set aside on the books of Borrower.

7.1.4. Notification of an Event of Default. Borrower will notify Lender immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition or event that, only with the giving of notice, or passage of time or both, could become an Event of Default, or of the failure of Borrower to observe any of its undertakings hereunder.

7.1.5. Incorporation by Reference. Borrower incorporates herein for all purposes: (a) the Financial Covenants as set forth in Sections 4.3 (a), (b), (d), (e), (h), (i), (l), (m), (o), (p) and (q) of the Heller Loan Agreement; and (b) the Insurance covenants as set forth in Section 6.4 of the Heller Loan Agreement, as though such sections were set forth at length herein

7.1.6. Borrower will not make any loan or advance to an Affiliate of the Borrower with proceeds from the Collateral otherwise payable to satisfy the Obligations without the prior approval of Lender.

7.2. Negative Covenants.

7.2.1. Structure. Borrower will not change its name, enter into any merger, consolidation, reorganization or recapitalization.

7.2.2. Maintenance of Assets. Borrower will not sell, transfer, lease or otherwise dispose of all or any of the Collateral without the express written consent of Lender; provided, however, Lender agrees and consents to Borrower's sale of all of its Oklahoma oil and gas properties constituting a portion of the Collateral with the proceeds of such sale, less costs directly associated with the

sale of such oil and gas properties, to include without limitation cost of counsel, to be paid to Lender.

7.2.3. Loans and Advances. Borrower will not make any loan or advance to any of its officers, shareholders, directors or employees or any of its Affiliates, except for temporary advances in the ordinary course of business; provided, however, that Borrower is permitted to use the $50,000 advanced to it under the Sonata Loan to satisfy certain obligations of its parent, DRC.

7.2.4. Misleading Documents. Borrower will not furnish Lender any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

SECTION 8. DEFAULT.

8.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

8.1.1. Payment of Money. Borrower shall have failed to pay or caused to be paid when due any principal of, or interest on, the Sonata Loan or any other payment of money under any of the Borrower's Amended Loan Documents, including, without limitation, under the Profits Participation Agreement, in each instance as and when payable thereunder.

8.1.2. Performance of Other Obligations. Borrower shall have failed to observe or perform any of the Obligations to be observed or performed by it hereunder or under any other of the Borrower's Amended Loan Documents

(except the payment of money), and such failure shall have continued for 10 business days after:

8.1.2.1. Borrower shall have received notice of such failure from Lender; or

8.1.2.2. Lender shall have been notified of such failure or should have been so notified pursuant to the provisions of Paragraph 7.1.4, whichever shall first occur.

8.1.3. Defaults to Third Persons. Except as set forth in Paragraph 7.1.3, Borrower shall have failed to pay any indebtedness due any other persons and such failure shall have continued beyond any applicable grace period, or Borrower shall have suffered to exist any other event of default under any agreement for borrowed money, indenture, lease or mortgage.

8.1.4. Misrepresentations. Any financial statement, representation, warranty or certificate made or furnished by Borrower to Lender in connection with this Amendment, or as inducement to Lender to enter into this Amendment, or in any separate statement or document delivered hereunder to Lender, shall have been materially false, incorrect or incomplete when made.

8.1.5. Inability to Pay Debts. Borrower shall have admitted its inability, or shall have become generally unable, to pay its debts in the ordinary course, or shall have made an assignment for the benefit of its or any of its creditors.

8.1.6. Bankruptcy. Proceedings in bankruptcy, or for reorganization of Borrower, or for the readjustment of any of the debts thereof, under the

Bankruptcy Code, as amended, or any part thereof, or under any other law, whether state or federal, for the relief of debtors, now or hereafter existing, shall have been commenced by Borrower, or shall have been commenced against Borrower and shall not have been discharged within 30 days of their commencement.

8.1.7. Appointment of Receiver. A receiver, custodian or trustee shall have been appointed for Borrower or for any substantial part of the assets thereof, or any proceedings shall have been instituted for the dissolution or the full or partial liquidation of Borrower, and such receiver, custodian or trustee shall not have been discharged within 30 days of his appointment, or such proceedings shall not have been discharged within 30 days of their commencement, or Borrower shall have discontinued business or shall have materially changed the nature of its business.

8.1.8. Failure to Pay Final Judgments. Borrower shall have suffered final judgments for the payment of money aggregating in excess of $20,000 and shall not have discharged the same within a period of 30 days unless, pending further proceedings, execution shall not have been commenced or shall have been effectively stayed.

8.1.9. Denial of Validity. The validity or enforceability of any of the Borrower's Amended Loan Documents, or any provision thereof, shall have been contested by or on behalf of Borrower, any Affiliate of Borrower or any assignee or successor in interest to any of the foregoing.

8.2. Acceleration. Immediately and without notice upon the occurrence of an Event of Default specified in the foregoing Paragraphs 8.1.1 through 8.1.9, at the option of Lender, but only upon notice to Borrower, all Obligations, whether hereunder or otherwise, shall immediately become due and payable without further action of any kind.

8.3. Remedies. After any acceleration, as provided for in Paragraph 8.2, all Obligations shall accrue interest at the Default Rate and Lender shall have, in addition to the rights and remedies given it by the Borrower's Amended Loan Documents, all those allowed by all applicable laws.

SECTION 9. DALECO GUARANTY

9.1. DRC hereby agrees to guaranty the Sonata Loan by execution of a Guaranty in favor of Sonata, a copy of which is attached hereto as Exhibit D.

SECTION 10. SUPERCEDED/RESCINDED PROVISIONS

10.1. The following sections of the Heller Loan Agreement are deleted and/or superceded in their entirety by the provisions of the Sonata Loan Agreement:

10.1.1. Sections 2.1, 2.2, 2.3 (A through E), 2.4 (A and B), 2.5, and 2.6 (A through E).

10.1.2. Section 3.2.

10.1.3. Section 4.3 to the extent not incorporated by reference in Paragraph 7.1.5 above.

10.1.4. Sections 4.4, 4.5 and 4.6.

10.1.5. Sections 6.10 and 6.15.

10.1.6. Sections 7.7, 7.8, 7.9 and 7.11 (a through e).

10.1.7. Sections 8.1, 8.2 and 8.3.

10.1.8. Sections 9.1, 9.4, 9.9, 9.14 and 9.15.

10.2. The following sections of the First Amended Heller Loan Agreement are deleted and/or superceded in their entirety by the provisions of the Sonata Loan Agreement:

10.2.1. Sections 1.1, 1.2, 1.3, 1.4, 1.5, 1.6 and 1.7.

10.2.2. Section 2.

10.2.3. Section 6.

10.3. At all times after the Closing, if Lender in its sole discretion determines that it would be an enhancement of Lender's position as a secured creditor to do so, Lender shall have the right, upon written notice to Borrower, to require Borrower to reinitiate the performance and/or observance of any of the provisions contained in the Heller Loan Agreement and/or the First Amended Heller Loan Agreement that have been rescinded by the foregoing provisions of this Section 10.

SECTION 11. MISCELLANEOUS.

11.1. Other Agreements. The provisions of this Amendment shall be in addition to those of any guaranty, pledge, suretyship or security agreement, note or other evidence of liability held by Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent Lender

from enforcing any other notes, guaranty, pledge or security agreements in accordance with their respective terms.

11.2. Further Assurance. From time to time, Borrower will execute and deliver to Lender such additional documents and will provide such additional information as Lender may reasonably require to carry out the terms of this Amendment and to be informed of Borrower's status and affairs.

11.3. Indemnification. The parties hereto incorporate by reference the provisions of Section 9.2 of the Heller Loan Agreement as though same were set forth at length herein.

11.4. Enforcement and Waiver by Lender. Lender shall have the right at all times to enforce the provisions of the Borrower's Amended Loan Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of the Borrower's Amended Loan Documents or as having in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

11.5. Notices. Any notices or consents required or permitted by this Amendment shall be in writing and shall be deemed delivered: (A) when delivered in person; or (B) if sent by certified mail, postage prepaid, return receipt

requested, or commercial courier, when received by the addressee thereof; in any such case to the following applicable address, unless such address is changed by written notice hereunder:

If to Borrower:

Tri-Coastal Energy, L.P.
120 North Church Street
West Chester, Pennsylvania 19380

Attention: Gary J. Novinskie

If to Lender:

Sonata Investment Company, Ltd.
1105 Schrock Road, Suite 602
Columbus, Ohio 43299

Attention: Gerald S. Jacobs

11.6. Binding Effect, Assignment and Entire Agreement. This Amendment shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of Lender. This Amendment, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of each party.

11.7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

11.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

11.8.1. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OHIO STATE COURT SITTING IN COLUMBUS, OHIO, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF BORROWER'S AMENDED LOAN DOCUMENTS AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY OF BORROWER'S AMENDED LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN COLUMBUS, OHIO.

11.8.2. BORROWER HEREBY AGREES THAT SERVICE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

11.9. WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE SONATA LOAN AGREEMENT, ANY OF THE OTHER BORROWER'S AMENDED LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTERING INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLY, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR

MODIFICATIONS TO THE BORROWER'S AMENDED LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BORROWER AND LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER.

11.10. Conflict. To the extent that any provision of the Sonata Loan Agreement is inconsistent or conflicts with a provision of the Heller Loan Agreement or the First Amended Heller Loan Agreement, the provisions of the Sonata Loan Agreement shall supercede for all purposes all previous provisions contained in the Heller Loan Agreement and/or the First Amended Heller Loan Agreement and shall be binding on the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date and year first above written.

TRI-COASTAL ENERGY, L.P.
By Tri-Coastal Energy, Inc.
its general partner

By: ______________________
Gary J. Novinskie
President

SONATA INVESTMENT COMPANY, LTD.

By: ______________________
Gerald S. Jacobs
President

JOINDER

Daleco Resources Corporation joins in the execution of this Amended and Restated Loan Agreement for the sole and exclusive purpose of ratifying and agreeing to the provisions of Paragraphs 5.2 and 9.1 above.

DALECO RESOURCES CORPORATION

By: ______________________
Gary J. Novinskie
President

PROMISSORY NOTE

$655,000 ***December 31, 2003***

For value received, the undersigned, Tri-Coastal Energy, L.P., a Delaware Limited Partnership ("Maker"), by its general partner, Tri-Coastal Energy, Inc. a Delaware corporation, hereby promises to pay to the order of Sonata Investment Company, Ltd., an Ohio limited liability company ("Payee"), whose address is 1105 Schrock Road, Suite 602, Columbus, Ohio 43229, the principal sum of $655,000, with interest on the unpaid principal balance computed from the date of this Note ("Note") until paid in full at the per annum rate of the prime rate to move as established by National City Bank, Columbus, Ohio ("Prime Rate") plus three percent (3%), computed on the basis of a 365 day year, and compounded annually. From the date of this Note through December 29, 2006, Maker shall pay to Payee, commencing not later than January 15, 2004, and thereafter on or before the 15th day of each succeeding month until the Note is satisfied in full an amount not less than eighty-five percent (85%) of the "Net Operating Cash Flow," as defined below, from the immediately preceding month, commencing with the production month of September 2003 that are allocable to the interests of Maker in the various oil and gas properties in which Payee, as successor to Heller Financial, Inc ("Heller"), currently holds a first lien; provided however, that the aggregate payments on this Note made by or on behalf of Borrower to Payee in any six month period during the term of this Note shall not be less than the sum of one-sixth (1/6th) of the face amount of this Note (i.e.,

Exhibit B

$109,167) plus all interest accrued on this Note during such six month period. The phrase "Net Operating Cash Flow" as used above shall have the definition as set forth in that certain Second Amendment to Loan Agreement dated as of December 31, 2003, and to which this Note is an Exhibit, between Maker and Payee (the "Second Amendment").

This Note may be prepaid in whole or in part at any time without penalty. Any such payment or prepayment on this Note shall be applied, first, to the payment of any accrued and unpaid interest as of the date of receipt of such prepayment and, then, to the outstanding principal balance. In all events, this Note shall be paid in full no later than December 30, 2006.

All payments and prepayments, if any, under this Note shall be made to Payee at the foregoing address in Columbus, Ohio, and shall be deemed received by Payee as of the first date that such payment is immediately available to Payee in Columbus, Ohio, in collected federal funds.

This Note is secured by a security interest in the Maker's Collateral as more fully defined in that certain Loan Agreement dated August 22, 1997, as amended by that certain First Amendment to Loan Agreement dated as of March 27, 1998 by and among Maker and Heller, and as amended by the Second Amendment (as amended, the " Sonata Loan Agreement").

This Note modifies, replaces, and supersedes in all respects that certain Note dated March 27, 1998, which superseded and modified in its entirety that certain Note dated August 22, 1997 by and between Maker and Heller.

If Maker is in default in paying when due any payment or mandatory prepayment of interest or principal on this Note, or if Maker is in default in the timely performance of any of the other "Obligations" of Maker to Payee as defined in the Sonata Loan Agreement, and if any such default is not corrected within 10 business days after written notice of such default is delivered to Maker at the address specified below, by either telephone facsimile transmission or messenger delivery service, then this Note shall, at the option of the Payee, bear interest thereafter at the rate of 15% per annum, compounded annually, and the entire principal of this Note then remaining unpaid, together with all accrued interest, shall, at said holder's option, be immediately due and payable without any further notice or demand.

Except as expressly required by the preceding paragraph of this Note, Maker hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance or default of this Note. All persons now or hereafter liable for the payment of the principal or interest due on this Note, or any part thereof, agree that the time for the payment or payments of any part of this Note may be extended without releasing or otherwise affecting their liability on this Note.

If this Note is placed in an attorney's hands for collection, or collected by a suit or through a bankruptcy or any other court, either before or after maturity, or legal advice is sought in connection with any event of default, then in any of such event, Maker shall be obligated to pay to the holder of this

Note reasonable attorney's fees and all costs and other expenses incurred in enforcing the terms of this Note.

MAKER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, UPON THE OCCURRENCE AND CONTINUATION OF A DEFAULT HEREUNDER, TO APPEAR FOR MAKER IN ANY SUCH COURT IN AN APPROPRIATE ACTION INSTITUTED BY PAYEE OR ANY HOLDER OF THIS NOTE, AND TO CONFESS JUDGMENT IN SUCH ACTION AGAINST MAKER FOR ALL SUMS DUE BY MAKER HEREUNDER TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S FEE OF FIVE PERCENT (5%) OF THE UNPAID PRINCIPAL AMOUNT HEREOF. THE WARRANT HEREIN GRANTED TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY SINGLE EXERCISE THEREOF, BUT SHALL CONTINUE FROM TIME TOO TIME AND AT ALL TIMES UNTIL FULL PAYMENT OF ALL AMOUNTS DUE HEREUNDER. FOR THESE PURPOSES, THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT.

Maker hereby waives the right of inquisition and all benefit that might accrue to Maker by virtue of any present or future laws exempting any mortgaged property, or any other property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, providing for any stay of execution, appraisement, exemption from civil process or extension of time, and agrees that such property

may be sold to satisfy any judgment entered on this Note or the Sonata Loan Agreement, in whole or in part, and in any order as may be desired by Payee.

Maker (i) acknowledges that this Note is a "cognovit" promissory note, which means that, if Maker does not timely pay to Payee all of the principal plus interest of this Note when due, then Payee shall be entitled, pursuant to the foregoing paragraphs of this Note, to obtain an immediate judgment against Maker for all amounts owed to Payee under this Note, without Maker being given any additional notice that Payee is so doing, and that Payee shall be entitled, immediately upon obtaining such judgment, to commence execution upon the Collateral and any other assets of Maker in order to obtain payment in full of the amount of such judgment; (ii) acknowledges further that Payee would not have loaned the principal sum of this Note to Maker if Maker had not agreed to execute and deliver to Payee a "cognovit" promissory note; and (iii) represents and warrants to, and covenants with, Payee, as an inducement to Payee to loan the principal sum of this Note to Maker, that (A) the principal sum of this Note is being borrowed by Maker solely for business purposes, (B) Maker does not claim and shall not assert or claim in the future any right whatsoever to offset any amount against any payment to become due under this Note, and (C) Maker, to its best knowledge and belief, understands that the provisions of the foregoing paragraphs of this Note, relating to Payee's rights to obtain an immediate judgment against Maker, are fully enforceable against Maker under the laws and in the courts of the Commonwealth of Pennsylvania.

This instrument shall be construed according to and governed by the substantive laws of the Commonwealth of Pennsylvania without regard to conflict of law principles, and any judgment entered hereon should be given full faith and credit in any state in which Payee may seek to enforce such judgment. Application of such terms or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and enforced to the fullest extent permitted by law.

THIS NOTE CONTAINS A CONFESSION OF JUDGMENT. A JUDGMENT MAY BE ENTERED AGAINST MAKER WITHOUT NOTICE AND AN OPPORTUNITY TO BE HEARD. MAKER HEREBY CERTIFIES THAT IT HAS CONSULTED AN ATTORNEY REGARDING THE IMPLICATIONS OF A CONFESSION OF JUDGMENT AND KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHTS TO PRIOR NOTICE AND OPPORTUNITY TO BE HEARD IN CONNECTION THEREWITH.

All capitalized terms not defined herein shall have the meaning attributed to them in the Sonata Loan Agreement.

IN WITNESS WHEREOF, Maker has duly executed this Note in Chester County, Pennsylvania the day and year first above written, intending to be legally bound.

TRI-COASTAL ENERGY, L.P.
By: Tri-Coastal Energy, Inc.
its general partner

By: Gary J. Novinskie
President

Makers' Address: Tri-Coastal Energy, L.P.
120 North Church Street
West Chester, PA 19380
Telephone No: 610-429-0181
Fax No.: 610-429-0818

PROFITS PARTICIPATION AGREEMENT

THIS AGREEMENT dated as of December 31, 2003 by and among Tri-Coastal Energy, L.P., a Delaware limited partnership whose address is 120 North Church Street, West Chester, Pennsylvania 19380 ("TCE"), and Sonata Investment Company, Ltd., an Ohio limited liability company, whose address is 1105 Shrock Road, Suite 602, Columbus, Ohio 43229 ("Sonata").

WHEREAS, TCE and Sonata have entered into that certain Second Amendment to Loan Agreement dated as of December 31, 2003 (the "Second Amendment"); and

WHEREAS, in accordance with the Second Amendment, Sonata is (a) acquiring all of Heller Financial, Inc.'s right, title and interest in and to the Heller Loan Documents, (b) reducing the Outstanding Heller Loan Balance, and (c) making a loan to TCE and/or its affiliated entities for working capital (items (b) and (c) being, collectively, the "Sonata Loan"); and

WHEREAS, as additional consideration for reducing the Outstanding Heller Loan Balance and as a further inducement for the Sonata Loan, TCE has agreed to convey to Sonata a percentage of TCE's Profits from all of TCE's assets, including its oil and gas properties located in the States of Texas and Oklahoma ("TCE Assets").

NOW THEREFORE, intending to be legally bound, and for the consideration set forth in the Second Amendment and the other covenants and obligations set forth below, the parties hereto agree as follows:

ARTICLE 1.
<u>DEFINITIONS</u>

1.1. <u>Defined Terms</u>. For the purposes of this Agreement, the following terms shall have the respective meanings set forth below:

1.1.1. "<u>After Payout</u>" shall mean that period of time after Payout has occurred.

1.1.2. "<u>Assignment</u>" shall mean that assignment of the Participation amount attached hereto as Exhibit "A".

1.1.3. "<u>Before Payout</u>" shall mean that period of time commencing with the execution of this Agreement up to the time Payout has occurred.

1.1.4. "Closing" shall mean the date on which the Sonata Loan is made.

1.1.5. "GAAP" shall mean generally accepted accounting principles consistently applied.

1.1.6. "Note" shall mean that certain Note in principal amount of $655,000 from TCE to Sonata dated as of December 31, 2003.

1.1.7. "Ordinary Course of Business" or "Ordinary Course" shall mean the conduct of the business consistent with past custom and practice for the operation of TCE.

1.1.8. "Payout" shall mean the first day of the month following the month in which the Note is paid in full, but in no event later than January 1, 2007.

1.1.9. "Profit" or "Profits" or "Profitable" shall mean the Net Operating Cash Flow of TCE, computed in accordance with GAAP.

1.1.10. Certain Other Terms. When used herein, defined terms and other words of any gender shall include any other gender, and singular words shall include the plural and vice versa, whenever the same shall be necessary to produce a fair and meaningful construction. Any capitalized terms not defined herein shall have the meaning ascribed thereto in the Second Amendment.

ARTICLE 2.
PROFITS PARTICIPATION

2.1. Profits Participation.

2.1.1. Before Payout. Before Payout, TCE shall pay to and Sonata shall be entitled to receive eighty-five percent (85%) of the Profits ("Before Payout Profits") for so long as any portion of the Note is outstanding.

2.1.2. After Payout.

2.1.2.1. Except as set forth in Paragraph 2.1.2.2 below, After Payout, TCE shall pay to and Sonata shall be entitled to receive sixty-six and two thirds percent (66 2/3%) ("After Payout Profits Percentage") of the Profits ("After Payout Profits") (hereinafter Before Payout Profits and After Payout Profits are collectively referred to as "Profits Participation").

2.1.2.2. Notwithstanding the provisions of Paragraph 2.1.2.1 to the contrary, at Sonata's request at any time After Payout, TCE shall assign, using the form of Assignment, to Sonata an undivided sixty-six and two thirds percent (66 2/3%) in, to and under all of the TCE Assets, including, without limitation, all equipment thereon and appurtenant thereto ("Sonata Assignment"). Upon the making of the Sonata Assignment and the deliverance to Sonata of appropriate transfer orders or letters in lieu of transfer, all of TCE's obligations under this Agreement shall cease and this Agreement shall terminate.

2.1.2.3. Upon presentment of the Sonata Assignment, as provided in paragraph 2.1.2.2 above, Sonata agrees to be bound by and the terms of the Sonata Assignment, the leases conveyed thereby and any operating agreements currently governing the operation of the TCE Assets to which TCE is a party or is bound.

2.2. Payment of the Profits Participation will be paid in arrears, not later than five (5) days after TCE's actual receipt of available funds attributable to the TCE Assets.

2.3. Profits will be computed monthly.

2.4. To the extent that there is no Net Operating Cash Flow from the TCE Assets in any given month, Sonata shall not be entitled to any Profit Participation payment for that month.

2.5. Sonata understands and acknowledges that: (i) there is no guarantee, promise, covenant or other commitment by TCE that the TCE Assets will generate any specific amount of Profits; and (ii) the obligation to make any payments pursuant to this Agreement is purely contingent on the TCE Assets generating a Profit.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1. TCE represents and warrants that:

3.1.1. Organization. TCE is a partnership duly organized and validly existing in each jurisdiction wherein the nature of its business makes such qualification necessary.

3.1.2. Approvals. TCE has the complete and unrestricted authorization to enter into this Agreement and perform its obligations hereunder. The execution and performance of this Agreement have been duly authorized by TCE's partnership agreement and no further action by TCE or approval of its partners or of any third party will be required to make this Agreement valid and

binding upon TCE in accordance with its terms. When executed and delivered, this Agreement will constitute the valid and binding obligations of TCE, enforceable in accordance with its terms, except as limited by applicable laws relating to bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors' rights.

3.1.3. Litigation. To the best of TCE's knowledge, there does not exist any pending or threatened litigation, arbitration proceedings or governmental proceedings which could prevent or delay the consummation of the transactions contemplated hereby.

3.1.4. Finder's Fees. TCE knows of no finder, commission, or other fee which will be payable in connection with the subject matter of this Agreement.

3.1.5. Hypothecation. TCE has not assigned, transferred, conveyed, pledged, mortgaged, hypothecated or otherwise encumbered the TCE Assets or the Profits, except as set forth in and provided by the Loan Agreement.

3.2. Sonata represents and warrants that:

3.2.1. Organization. Sonata is a limited liability company duly organized and validly existing in each jurisdiction wherein the nature of its business makes such qualification necessary.

3.2.2. Approvals. Sonata has the complete and unrestricted power to enter into this Agreement and perform its obligations hereunder.

3.2.3. Finder's Fees. Sonata knows of no finder, commission, or other fee which will be payable in connection with the subject matter of this Agreement.

ARTICLE 4.
COVENANTS

4.1. TCE Covenants as follows:

4.1.1. Liens. TCE shall use its best efforts to keep the Profits Participation free and clear of all liens, claims and encumbrances of third parties. TCE shall not, pledge, mortgage or otherwise hypothecate the Profits Participation except in accordance with the Sonata Loan Agreement.

4.1.2. Conduct of Operation. TCE shall conduct the operation of its business in the Ordinary Course and shall not engage in any new business or endeavor without the prior written consent of Sonata.

4.1.3. Periodic Reports. TCE shall provide Sonata all quarterly and annual reports filed by TCE's parent, Daleco Resources Corporation, with the Securities and Exchange Commission. Additionally, TCE shall provide Sonata with monthly internally generated financial reports at the time of payment of the Profits Participation, which reports shall be provided even if there is no Profits Participation payment for such month.

4.1.4. Audit. TCE agrees to cooperate with Sonata, in Sonata's audit of the books and records of TCE relating to the computation of the Profits Participation.

ARTICLE 5.
CONDITIONS TO CLOSING

5.1. TCE's Closing Conditions. The obligation of TCE to close under this Agreement is subject to the fulfillment (or waiver by TCE, at its sole discretion) by or at Closing of each of the following conditions:

5.1.1. Making of the Loan. Sonata shall have made the Sonata Loan to TCE.

5.2. Sonatas Closing Condition. The obligation of Sonata to close under this Agreement is subject to the fulfillment (or waiver by Sonata at its sole discretion) by or at Closing of the following conditions.

5.2.1. Sonata shall have received duly executed originals of the Borrower's Amended Loan Documents (as such term is defined in the Second Amendment.

ARTICLE 6.
CONVERSION

6.1. Should TCE at anytime offer to sell capital stock of TCE in a public offering or in a private placement offering of more than fifty percent (50%) of the equity of TCE (either event being a "Stock Offering"), then Sonata shall have the right, but not the obligation, to convert its right to receive the Profits Participation for eighty five percent (85%) (or sixty-six and two thirds percent (66 2/3%) should the provisions of Paragraph 2.1.2.1 be applicable) of the common stock of TCE, on a fully diluted basis, to be effective if exercised immediately prior to any such Stock Offering (the "Conversion Right").

6.2. TCE shall give Sonata not less than thirty (30) days' written notice of the date of each Stock Offering, which notice shall provide details of that Stock Offering including the rights of the stockholders of TCE to participate in that Stock Offering. Sonata shall advise TCE, in writing, within ten (10) days after

receipt of TCE's notice under this Paragraph 6.2 of (a) its decision as to whether or not to exercise the Conversion Right, and (b) if Sonata does elect to exercise, of its intention to participate in that Stock Offering if and to the extent participation by stockholders is contemplated, specifying what portion of its stock, if any, that Sonata desires to offer for sale in that Stock Offering. Sonata's failure to timely respond shall be deemed to be an election not to exercise its Conversion Right for that Stock Offering only, and shall not affect Sonata's rights under this Article VI to receive notices or to exercise the Conversion Right in any subsequent Stock Offering.

6.3. The exercise of the Conversion Right shall only be deemed completed if the Stock Offering is actually made. Upon the completion of the Conversion Right and receipt of the applicable percentage of TCE's common stock, Sonata's right to receive the Profits Participation shall cease and Sonata shall have no further right to receive and TCE shall have no further obligation to pay the Profit Participation.

ARTICLE 7
VALUATION

The parties each acknowledge that TCE's entering into this Agreement is a material inducement to Sonata to reduce the Outstanding Heller Loan Balance by in excess of $4,500,000 as of the execution of the Second Amendment. In the event that substantially all of the TCE Assets are sold or otherwise liquidated at any time during the life of this Agreement, that being any time prior to the granting of the Sonata Assignment pursuant to paragraph 2.1.2.2 above, for any reason (a "Liquidation"), the parties each agree that, in recognition of the value of this Agreement to Sonata, Sonata shall be entitled to receive from the distributable proceeds of any Liquidation, as a secured creditor and beneficiary of this Agreement, in preference to all other parties (including any party which may claim a preference under the provisions of Section 507 of the Bankruptcy Code of 1978, as amended, or any state receivership law or otherwise), the greatest of the following amounts: (1) if Before Payout, the then unpaid balance of the Sonata Loan plus $2,000,000; (2) if After Payout, $2,000,000 less the aggregate of all amounts paid After Payout to Sonata as Profits Participation; (3) at any time, sixty-six and two thirds percent (66 2/3%) of such distributable proceeds; and (4) at any time, the total amount that Sonata would then be entitled to receive as the Lender/Secured Party under the Borrower's Amended Loan Documents.

ARTICLE 8.
MISCELLANEOUS

8.1 Notice. Any notice required to be given hereunder shall be effective upon receipt and shall be made by hand delivery, overnight courier, or by certified mail return receipt requested, or by facsimile transmission with the

original of such notice being delivered to the addressee by the close of business the next business day, and addressed as follows:

If to Sonata:

Sonata Investment Company, Ltd.
1105 Shrock Road, Suite 602
Columbus, Ohio 43229

Attention: Gerald S. Jacobs

If to TCE:

Tri-Coastal Energy, L.P.
120 North Church Street
West Chester, Pennsylvania 19380

Attention: Gary J. Novinskie

or to such other address as the parties may designate, in writing, from time to time. Notwithstanding the foregoing, the reports and Participation Amount may be sent to Sonata by first class mail, postage prepaid.

8.2 Further Assurances. The parties agree to enter into such additional documents as responsible necessary to effectuate the foregoing. The costs of preparation of any such document(s) shall be the sole obligation of the party requesting same.

8.3 Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assignees of the parties hereto.

8.4 Neither Party Drafter. The parties agree that: (i) this Agreement was the product of negotiation; (ii) that prior to execution each party was represented by counsel; (iii) that prior to execution each party had the right to discuss this Agreement fully with its counsel; and (iv) neither party shall be deemed to be the author of this Agreement.

8.5 Assignment. Neither party may make any assignment of this Agreement or any rights thereof without the prior written consent of the other party in each instance.

8.6 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio, without giving effect to conflict of laws provisions.

8.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.8 Captions and Headings. The captions and headings of this Agreement have been inserted for convenience only, and shall not control or affect the meaning of construction of any of the provisions of this Agreement.

8.9 Entire Agreement. This Agreement, in accordance with the Second Amendment, constitutes the entire Agreement between TCE and Sonata regarding its subject matter, and supersedes all prior agreements, understandings and representations of the parties. No supplement, modification or amendment of this Agreement shall be binding unless expressed as such and executed in writing by TCE and Sonata.

8.10 Severability. If any provision of this Agreement or the application thereof to any particular circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

SONATA INVESTMENT COMPANY, LTD.

By: Gerald S. Jacobs, President

Tri-Coastal Energy, L.P.
By its general partner
Tri-Coastal Energy, Inc.

By: Gary J. Novinskie, President
President

UNCONDITIONAL COGNOVIT GUARANTY

As an inducement for Sonata Investment Company, Ltd., an Ohio limited liability company ("Sonata"), to modify an existing loan and to extend an additional loan (as modified and extended, the "Loan") to Tri-Coastal Energy, L.P., a Delaware limited partnership ("TCE"), pursuant to that certain Second Amendment to Loan Agreement dated as of the date of this guaranty, and to which this guaranty is an Exhibit, between Sonata and TCE (the " Second Amendment"), and in consideration of Sonata so doing, Daleco Resources Corporation, a Nevada corporation and parent of TCE ("Company"), hereby irrevocably and unconditionally:

1. Guarantees to Sonata that TCE will promptly and fully perform all TCE's "Obligations" (as defined in the Second Amendment) to Sonata, whether now existing or hereafter arising, including without limitation obligations to make prompt, timely, and full payment of any and all amounts now or at any times hereafter to be paid on the Loan by TCE, whether evidenced by promissory notes or otherwise; and

2. Agrees to indemnify and save harmless Sonata against and from any and all (a) losses, damages, liabilities, and claims now or at any time hereafter arising directly or indirectly out of any failure by TCE to pay to Sonata all of TCE's Obligations to Sonata, and (b) costs and expenses arising therefrom or relating thereto, including reasonable legal fees (whether litigated or un-litigated), interest computed as set forth in the Second Amendment, and any such other costs, expenses, losses, damages, liabilities, or claims actually incurred, as the

case may be (whether liquidated or unliquidated in amount), to which Sonata is entitled under the Second Amendment; provided, however, that nothing in this guaranty to the contrary, DRC shall have no duty or requirement under this guaranty or the provisions of Article 7 of the Profits Participation Agreement to pay and/or repay Sonata more than the outstanding principal balance and accrued and unpaid interest of the Sonata Note should: (1) TCE voluntarily file a petition for relief or involuntarily be placed in a bankruptcy proceeding, whether a proceeding under Chapter 11 or Chapter 7 of the Bankruptcy Code of 1978, as amended, and the TCE Assets be liquidated while TCE is in bankruptcy, or (2) the TCE Assets are seized by a receiver or other trustee for and on the behalf of creditors of TCE and liquidated by said Trustee or receiver.

The Company hereby waives notice of the acceptance of this guaranty and hereby agrees with Sonata as follows:

1. This guaranty is absolute and unconditional. Each and every representation, warranty, covenant, and condition now or hereafter made or to be performed or observed by TCE shall be binding upon the Company with the same force and effect as though the same had been made or was to have been performed or observed the Company individually. No act or omission of any nature whatsoever by TCE shall release or otherwise affect the obligations of the Company under this guaranty, except an act or omission which constitutes a full release of TCE, and no defense shall be available to the Company except a defense which is available to the TCE. This is a continuing guaranty, and it shall not be subject to revocation by the Company for any reason whatsoever.

2. The Company hereby waives notice of any and all defaults by the TCE. The Company also hereby waives presentment for payment, notice of dishonor, and protest of any promissory note given in connection with the Second Amendment. Without the consent of or notice to the Company: (i) extensions, forbearance, leniences, and indulgences of any nature whatsoever may be granted to TCE; (ii) any contracts, agreements, leases, or other documents may be amended or modified in any way whatsoever; (iii) additional collateral or security may be accepted from TCE from time to time; and (iv) any collateral or security for the TCE's obligations to Sonata may be amended or released in whole or part with or without consideration. None of the foregoing shall in any way affect the obligations of the Company under this guaranty.

3. This guaranty shall in no way whatsoever preclude or otherwise affect any of Sonata's rights or remedies against TCE or any other guarantor, but Sonata shall have no obligation whatsoever to enforce its rights or pursue its remedies against the TCE or any other guarantor in the event of any default. Any attempt to enforce such rights or pursue such remedies against TCE or any other guarantor shall in no way whatsoever constitute a waiver of any rights or remedies against the Company under this guaranty.

4. This guaranty shall inure to the benefit of and be enforceable by Sonata and its successors and assigns and shall be binding upon and enforceable against the Company and its successors, and assigns.

The Company hereby irrevocably authorizes any attorney at law to appear for the Company in any court in any county where the Company resides or

signed this guaranty, with or without process, at any time after any amounts become due under this guaranty; to waive the issuance and service of process and confess judgment against the Company, in favor of Sonata for the amount then appearing due, together with costs of suit and interest; and thereupon to release all errors and waive all rights of second trial, appeal, and stay of execution; but no judgment entered pursuant to the authority conferred under this paragraph for less than the full amount due or to become due under this guaranty or against the Company shall not limit or otherwise affect any rights or remedies of Sonata under this guaranty.

This guaranty is being executed and delivered by the Company to Sonata in Franklin County, Ohio, on February , 2004.

DALECO RESOURCES CORPORATION

By:
Gary J. Novinskie, President

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR FOR ANY OTHER CAUSE.